UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2017 (January 25, 2017)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Key Energy Services, Inc. (the “Company”) approved the 2017 Annual Incentive Plan (the “2017 AIP”) for executive officers. The 2017 AIP is a performance-based cash bonus plan for 2017 and a sub-plan under the Key Energy Services, Inc. 2016 Equity and Cash Incentive Plan.

Under the 2017 AIP, eligible employees, including each of the named executive officers, may receive a cash bonus based upon the achievement of certain performance criteria with respect to (1) earnings before interest expense, taxes, depreciation and amortization (“EBITDA”, weighted 80%), (2) safety performance (weighted 10%) and (3) free cash flow (weighted 10%). With respect to the EBITDA component, 50% is based upon achievement of an annual EBITDA target and the other 50% is based upon achievement of quarterly EBITDA targets.

Individual target bonuses under the 2017 AIP are based on a percentage of each eligible employee’s base salary. Actual bonus amounts may be earned between 0% and 126% of the applicable target. Payouts under the 2017 AIP will occur following the 2017 calendar year-end, including in respect of amounts earned based on performance against quarterly EBITDA targets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 30, 2017	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary